EXHIBIT 99.1
BOB EVANS FARMS NAMES TIM PULIDO AS PRESIDENT OF MIMI’S CAFÉ
COLUMBUS, Ohio – Nov. 13, 2007 — Bob Evans Farms, Inc. (NASDAQ: BOBE) today named Tim Pulido as the new president of Mimi’s Café, effective Monday, Dec. 3, 2007.
Pulido comes to Mimi’s Café from Shakey’s USA, a California-based pizza chain, where he has served as chief executive officer since 2006. Prior to that, from 2003 to 2005, he was president and chief operating officer at Pick Up Stix, a quick-casual Asian concept with 100 restaurants. From 2000 to 2003, he served as global new concept development officer at McDonald’s Corporation. He also served for 19 years at PepsiCo in the PepsiCo Restaurants International Division, as chief marketing officer at Pizza Hut USA and in sales and marketing management roles at Frito Lay International.
“We are excited to have someone of Tim’s caliber join our team,” Bob Evans Chairman and Chief Executive Officer Steve Davis said. “He has a wealth of global experience in restaurant marketing and operations, as well as in food products marketing and sales management. We believe he is a good complement to the existing management talent at Mimi’s. His primary focus will be to improve same-store sales and profitability at Mimi’s 118 restaurants.”
Pulido has an MBA from the University of California at Los Angeles.
Dan Dillon, who had served as interim president of Mimi’s for the past three months, will retain his responsibilities as chief operating officer, while Ira Fils will remain as chief financial officer. Both Dillon and Fils will report to Pulido.
About Bob Evans Farms, Inc.
Bob Evans Farms, Inc. owns and operates full-service restaurants under the Bob Evans and Mimi’s Café brand names. As of Oct. 26, 2007, Bob Evans owned and operated 579 family restaurants in 18 states, primarily in the Midwest, mid-Atlantic and Southeast regions of the United States, while Mimi’s Café owned and operated 118 casual restaurants located in 22 states, primarily in California and other western states. Bob Evans Farms, Inc. is also a leading producer and distributor of pork sausage and a variety of complementary homestyle convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit the Company’s Web site at http://www.bobevans.com.

Contacts:	Donald J. Radkoski	(614) 492-4901
	David D. Poplar	(614) 492-4954
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including, without limitation:
•	Negative publicity or litigation regarding allegations of food-related illness,

•	Failure to achieve and maintain positive same-store sales,

•	Changing business and/or economic conditions, including energy costs,

•	Competition in the restaurant and food products industries,

•	Ability to control restaurant operating costs, which are impacted by market changes in the cost or availability of labor and food, minimum wage and other employment laws, fuel and utility costs,

•	Changes in the cost or availability of acceptable new restaurant sites,

•	Accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of Mimi’s,

•	Adverse weather conditions in locations where we operate our restaurants,

•	Consumer acceptance of changes in menu offerings, price, atmosphere and/or service procedures,

•	Consumer acceptance of our restaurant concepts in new geographic areas, and

•	Changes in hog and other commodity costs.
There is also the risk that we may incorrectly analyze these risks or that the strategies developed by us to address them will be unsuccessful.
Certain risks, uncertainties and assumptions are discussed under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 27, 2007. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. It is impossible to predict or identify all such risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the statement is made to reflect unanticipated events. Any further disclosures in our filings with the Securities and Exchange Commission should also be consulted. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the company are qualified by the cautionary statements in this section.